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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 16, 2005


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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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         Delaware                       1-11758                 36-3145972
(State or other jurisdiction    (Commission File Number)      (IRS Employer
   of incorporation)                                        Identification No.)

            1585 Broadway, New York, New York                     10036
         (Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.    Other Events.


The following disclosure supplements the disclosure regarding Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Inc. made by Morgan Stanley (the "Company") in previous filings under the Securities Exchange Act of 1934.


On May 16, 2005, a jury for the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida returned a verdict in favor of Coleman (Parent) Holdings, Inc. ("CPH") with respect to its claims against Morgan Stanley & Co. Incorporated ("MS&Co."), a subsidiary of the Company. The jury awarded CPH $604,334,000 in compensatory damages. This amount may be subject to deduction, at the determination of the Court, for amounts previously received by CPH from others in settlements of related claims. The jury will consider the amount, if any, of punitive damages to be awarded to CPH. Once a final judgment is entered, MS&Co. will appeal and move to stay the judgment pending appeal.

The Company previously established a reserve of $360 million for this matter. The Company will reassess the level of reserve required as a result of this verdict.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           MORGAN STANLEY
                                           (Registrant)

                                           By:  /s/ Ronald T. Carman
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                                                Name:  Ronald T. Carman
                                                Title: Assistant Secretary


Date: May 16, 2005